Exhibit 99.1

KKR GROUP PARTNERSHIP L.P.	10/22/2025
By: KKR Group Holdings Corp., its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP HOLDINGS CORP.	10/22/2025

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP CO. INC.	10/22/2025

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR & CO. INC.	10/22/2025

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR MANAGEMENT LLP	10/22/2025

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

HENRY R. KRAVIS	10/22/2025

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact

GEORGE R. ROBERTS	10/22/2025

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact